UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023 (June 30, 2023)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2022, Unrivaled Brands, Inc. (the “Company”) entered into that certain engagement letter (the “Original Engagement Letter”) with Adnant, LLC (“Adnant”). On June 30, 2023, the Company amended and restated the Original Engagement Letter (the “A&R Engagement Letter”), pursuant to which, effective as of April 1, 2023 (the “Effective Date”), through September 30, 2023, Adnant will continue to provide certain executive level consulting and related business support and services (the “Services”) focused on achieving performance objectives identified in the A&R Engagement Letter.

As compensation for such Services, Adnant is entitled to receive a monthly fee of $200,000 (the “Service Fees”). If the Company is unable to pay all or part of the Service Fees, then the Service Fees will accrue to Adnant until such amounts are paid in cash or Adnant elects to convert the accrued Service Fees to equity of the Company. Since August 2022, Adnant has been paid approximately $545,000 in cash with the remaining balance accrued. The roles that have been fulfilled by Adnant pursuant to the Original Engagement Letter include, but are not limited to, the following: Chief Executive Officer, Chief Financial Officer, Interim Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Director of Financial Reporting, Controller, Accounting Manager, Chief of Staff, Director of Facilities and Operations, Manager of Compliance and Banking, and Project Manager.

The A&R Engagement Letter also provides Adnant the opportunity to earn a performance bonus award of $2,500,000, which vests quarterly over a period of 12 months, commencing on the Effective Date, and which performance bonus award is based on performance objectives that include, but are not limited to, the following metrics: (i) achieve or make progress in achieving a market capitalization equal to or greater than $20,000,000, (ii) continued negotiation, settlement, or other satisfactory disposition of litigation for which the Company has significant liability or exposure, (iii) on a quarterly basis, increase revenue by 10% or more, while maintaining gross margin of 47% or higher, and (iv) achieve positive net income for each quarter end through the term of the engagement. A transaction bonus award of $1,250,000 will also be available to Adnant subject to a change of control (as defined in the A&R Engagement Letter) event approved by the Company’s Board of Directors (the “Board”) with a value equal to or greater than $40,000,000, in the aggregate.

Adnant is an accounting and consulting firm that advises cannabis companies on technical and operational accounting, turnarounds and restructurings, strategic transactions, and the public offering process. Certain of Adnant’s employees also serve as employees of the Company, including the Company’s Chief Executive Officer.

The foregoing description of the A&R Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such A&R Engagement Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

On June 30, 2023, the Board approved the issuance 79,997,091 shares of its common stock to Adnant as a performance bonus award pursuant to the Performance Bonus Award Objectives (as described in the Original Engagement Letter) of the Original Engagement Letter. The Performance Bonus Award Objectives included, but were not limited to: (i) achieving break-even or positive EBITDA, (ii) raising approximately $2 million in equity capital, (iii) the negotiation and settlement of significant litigation, restructuring of outstanding Company debt, and (iv) a significant reduction in the Company’s liabilities. The shares had a per-share value of $0.0178, valuing the performance bonus award at approximately $1,423,948. All of such shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2023, the Board appointed James Miller to serve as a director on the Board, effective July 1, 2023. The Board also appointed Sabas Carrillo, the Company’s current Chief Executive Officer and an existing member of the Board since December 2022, as the Chairman of the Board.

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Mr. Miller has served as our Chief Operating Officer since December 2022. Mr. Miller most recently served as Chief Financial Officer of Operators Only, Inc., a cannabis operations service provider, supporting Cookies-branded retail and cultivation licensees, from January 2022 to October 2022. Mr. Miller was Corporate Controller at 3PL Central LLC, a private equity owned eCommerce WMS provider, from February 2020 until December 2021. Previously, Mr. Miller served as interim Chief Financial Officer and Vice President of Accounting at MedMen Enterprises Inc. (“MedMen”), a cannabis MSO and cultivation company, from January 2018 until December 2019, where he was responsible for financial reporting, financial controls, and various operating departments through its formation, initial public offering, and subsequent growth stage. He was also Chief Financial Officer of MedMen’s affiliated Treehouse Real Estate Investment Trust from December 2018 until October 2019. Mr. Miller has held several senior executive and finance roles at leading entertainment firms, such as the Walt Disney Company and Viacom, as well as various technology and e-commerce companies. Mr. Miller received a Bachelor of Arts degree in Economics from University of California at Los Angeles, and is a CPA (license inactive), in California.

Other than as set forth above, there is no arrangement or understanding between Mr. Miller and any other person pursuant to which any of them was selected as a director of the Company, and there are no family relationships between Mr. Miller and any of the Company’s directors or executive officers. Other than as set forth above, there are no transactions to which the Company is a party and in which Mr. Miller has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amended and Restated Engagement Letter between the Company and Adnant dated June 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Date: July 7, 2023	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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